UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE CUSHING MLP TOTAL RETURN FUND
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	35-2303963 (I.R.S. Employer Identification No.)
3300 Oak Lawn Avenue
Suite 650
Dallas, Texas 75219
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest	New York Stock Exchange, Inc.
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-143305
     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common shares of beneficial interest, par value $0.001 per share (the "Common Shares"), of the registrant to be registered by this filing is set out in the section entitled "Description of Shares" in the Prospectus included in the registrant's Registration Statement on Form N-2, File No. 333-143305, as amended, initially filed with the Securities and Exchange Commission on May 25, 2007, amended by pre-effective amendment No. 1 to the Registration Statement on Form N-2, filed on July 3, 2007, and pre-effective amendment No. 2 to the Registration Statement on Form N-2, filed on July 20, 2007, and is incorporated in this filing by reference. Any prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference into this Registration Statement on Form 8-A.
Item 2. Exhibits
     Pursuant to the instructions as to exhibits, no exhibits are filed with this filing or incorporated in this filing by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE CUSHING MLP TOTAL RETURN FUND
Date: August 2, 2007
By:	/s/ Mark W. Fordyce
	Name:	Mark W. Fordyce
	Title:	CFO, Treasurer and Secretary